UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc.

4041 East Sunset Blvd

Henderson, NV 89014

(Address of principal executive offices)

(816) 304-2686

(Company’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BGFT	OTC Market Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 8.01 Other Events – Corporate Chagnes

On December 13, 2019, the Board of Directors of Bigfoot Project Investments Inc. (the “Company” or “Registrant”) unanimously authorized and approved a 100,000-for-1 reverse split of the issued and outstanding shares of the Company’s common and Series A Preferred stock, par value $0.001 (the “Shares” or “Issued Stock”), including Shares of Common Stock reserved for issuance. At the effective time of the reverse stock split, every 100,000 shares of issued and outstanding common stock will be converted into 1 share of common stock and every 100,000 shares of Series A Preferred stock will be converted into 1 share of Series A Preferred stock, and the authorized shares of common stock will be reduced from 20,000,000,000 to 1,000,000,000 shares. As soon as practicable after such date, the Corporation shall request in writing the holders of its Preferred Series A Stock and Common Stock outstanding as of the effective date of this amendment to surrender certificates representing the Corporation’s Preferred Series A and/or Common Stock to the Corporation and each such shareholder shall receive upon such surrender a stock certificate or certificates to evidence and represent the number of shares of post reverse split Preferred Series A Stock and/or Common Stock to which such shareholder is entitled after this reverse split. Fractional shares resulting from the reverse stock split shall not be issued but shall be rounded up to the next highest round number.

On December 16, 2019, the Company filed with the state of Nevada the necessary paperwork to effect the approved 100,000-for-1 reverse stock split of the issued and outstanding common and Series A Preferred stock, par value $0.001.

On December 30, 2019, the Company filed with the state of Nevada the necessary paperwork to designate Series F Preferred and Series T Preferred stock, par value $0.001.

On December 31, 2019, the Company filed with the state of Nevada the necessary paperwork to authorize the name change from Bigfoot Project Investments Inc. to Lord Global Corporation, and to apply for a new ticker symbol.

Item 9.01 Exhibits

Exhibit 10.1 – Meeting Minutes – Reverse Split

Exhibit 10.2 – Amendment to Articles – Series F and Series T Designation

Exhibit 10.3 – Amendment to Articles – Name Change

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: January 7, 2020	By:	/s/ Joseph Cellura
Joseph Cellura
CEO